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        CONSENT OF INDEPENDENT AUDITORS



To the Board of Trustees and Shareholders of the SteinRoe Variable Investment Trust

We consent to the use of our report which is incorporated by reference into the Statements of Additional Information and to the reference to our Firm under the heading "Financial Highlights" in the Prospectuses and to the reference to our Firm as experts under the heading "Independent Auditors and Financial Statements" in the Statements of Additional
Information.


                               KPMG PEAT MARWICK LLP

Chicago, Illinois
April 24, 1998